EXHIBIT 23




                           FIRSTENERGY CORP.

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into FirstEnergy Corp.'s previously filed Registration Statements, File No. 333-40065, No. 333-48587, No. 333-48651, No. 333-58279, No. 333-65409, No. 333-
75985, No. 333-46444, No. 333-56094 and No. 333-81183.







ARTHUR ANDERSEN LLP




Cleveland, Ohio,
  March 28, 2001.